EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT
                             TEK DIGITEL CORPORATION

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

Name                                Date of Incorporation                       State of Incorporation
----                                ---------------------                       ----------------------
ATC Group, Inc.                     June 11, 1998                               Maryland

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